Exhibit 99.1

Unaudited Attributed Financial Information for Tracking Stock Groups
Our Liberty Interactive common stock is intended to reflect the separate performance of our Interactive Group which is comprised of our businesses engaged in video and on-line commerce, including our subsidiaries, QVC, Inc., Provide Commerce, Inc., Backcountry.com, Inc., Bodybuilding.com, LLC, BuySeasons, Inc., Evite, Inc., CommerceHub and our interest in HSN, Inc. Our Liberty Ventures common stock is intended to reflect the separate performance of our Ventures Group which consists of all of our businesses not included in the Interactive Group including our consolidated subsidiary, TripAdvisor, Inc., and our interests in equity method investments of Expedia, Inc., Interval Leisure Group, Inc. and Tree.com, Inc. and available-for-sale securities Time Warner Inc. and Time Warner Cable Inc.
The following tables present our assets and liabilities as of June 30, 2014, revenue and expenses for the three and six months ended June 30, 2014 and 2013 and cash flows for the six months ended June 30, 2014 and 2013. The tables further present our assets, liabilities, revenue, expenses and cash flows that are attributed to the Interactive Group and the Ventures Group, respectively. The financial information in this Exhibit should be read in conjunction with our unaudited condensed consolidated financial statements for the six months ended June 30, 2014 included in this Quarterly Report on Form 10-Q.
Notwithstanding the following attribution of assets, liabilities, revenue, expenses and cash flows to the Interactive Group and the Ventures Group, our tracking stock structure does not affect the ownership or the respective legal title to our assets or responsibility for our liabilities. We and our subsidiaries are each responsible for our respective liabilities. Holders of Liberty Interactive common stock and Liberty Ventures common stock are holders of our common stock and are subject to risks associated with an investment in our company and all of our businesses, assets and liabilities. The issuance of Liberty Interactive common stock and Liberty Ventures common stock does not affect the rights of our creditors or creditors of our subsidiaries.

SUMMARY ATTRIBUTED FINANCIAL DATA
Interactive Group

	June 30, 2014	December 31, 2013
	amounts in millions
Summary balance sheet data:
Cash and cash equivalents	$692	598
Trade and other receivables, net	$785	1,150
Inventory	$1,181	1,135
Investments in affiliates, accounted for using the equity method	$363	343
Total assets	$14,346	14,862
Long-term debt	$5,195	5,044
Deferred income tax liabilities	$1,100	1,208
Net assets attributable to the Interactive Group shareholders	$6,164	6,378

	Three months ended		Six months ended
	June 30,		June 30,
	2014	2013	2014	2013
	amounts in millions
Summary operations data:
Revenue	$2,495	2,400	4,942	4,834
Cost of sales	(1,568)	(1,521)	(3,134)	(3,074)
Operating expenses	(219)	(207)	(436)	(415)
Selling, general and administrative expenses (1)	(280)	(246)	(537)	(506)
Impairment of intangible assets	(7)	—	(7)	—
Depreciation and amortization	(166)	(158)	(329)	(311)
Operating income (loss)	255	268	499	528
Interest expense	(79)	(70)	(156)	(154)
Share of earnings (losses) of affiliates, net	7	4	28	20
Realized and unrealized gains (losses) on financial instruments, net	6	4	7	17
Other income (expense), net	(1)	(15)	—	(55)
Income tax benefit (expense)	(74)	(69)	(144)	(127)
Net earnings (loss)	114	122	234	229
Less net earnings (loss) attributable to noncontrolling interests	9	13	19	25
Net earnings (loss) attributable to Liberty Interactive Corporation shareholders	$105	109	215	204
______________________________________________

(1)
Includes stock-based compensation of $24 million and $29 million for the three months ended June 30, 2014 and 2013, respectively, and $48 million and $53 million for the six months ended June 30, 2014 and 2013, respectively.

SUMMARY ATTRIBUTED FINANCIAL DATA (Continued)
Ventures Group

	June 30, 2014	December 31, 2013
	amounts in millions
Summary balance sheet data:
Cash and cash equivalents	$1,141	658
Investments in available-for-sale securities and other cost investments	$1,271	1,497
Investments in affiliates, accounted for using the equity method	$873	894
Total assets	$10,535	9,984
Long-term debt, including current portion	$2,434	2,301
Deferred income tax liabilities, including current portion	$2,752	2,731
Net assets attributable to the Ventures Group shareholders	$504	558
Noncontrolling interests in equity of subsidiaries	$4,466	4,375

	Three months ended		Six months ended
	June 30,		June 30,
	2014	2013	2014	2013
	amounts in millions
Summary operations data:
Revenue	$323	247	604	477
Operating expenses (1)	(51)	(36)	(99)	(72)
Selling, general and administrative expenses (1)	(167)	(116)	(299)	(222)
Depreciation and amortization	(71)	(79)	(140)	(156)
Operating income (loss)	34	16	66	27
Interest expense	(21)	(20)	(43)	(47)
Share of earnings (losses) of affiliates, net	(3)	3	(26)	(24)
Realized and unrealized gains (losses) on financial instruments, net	(47)	5	(73)	(81)
Other, net	4	(2)	11	—
Income tax benefit (expense)	25	26	47	99
Net earnings (loss)	(8)	28	(18)	(26)
Less net earnings (loss) attributable to noncontrolling interests	20	17	38	31
Net earnings (loss) attributable to Liberty Interactive Corporation shareholders	$(28)	11	(56)	(57)
______________________________________________

(1)	Included in the Ventures Group statements of operations are the following amounts of stock-based compensation:

	Three months ended June 30,		Six months ended June 30,
	2014	2013	2014	2013
	amounts in millions
Operating expenses	$7	5	14	13
Selling, general and administrative expenses	12	10	23	20
	$19	15	37	33

BALANCE SHEET INFORMATION
June 30, 2014
(unaudited)

	Attributed (note 1)
	Interactive Group	Ventures Group	Inter-group eliminations	Consolidated Liberty
	amounts in millions
Assets
Current assets:
Cash and cash equivalents	$692	1,141	—	1,833
Trade and other receivables, net	785	188	—	973
Inventory, net	1,181	—	—	1,181
Short term marketable securities	11	646	—	657
Other current assets	252	20	(159)	113
Total current assets	2,921	1,995	(159)	4,757
Investments in available-for-sale securities and other cost investments (note 2)	4	1,271	—	1,275
Investments in affiliates, accounted for using the equity method (note 3)	363	873	—	1,236
Property and equipment, net	1,183	93	—	1,276
Intangible assets not subject to amortization, net	8,389	5,399	—	13,788
Intangible assets subject to amortization, net	1,396	871	—	2,267
Other assets, at cost, net of accumulated amortization	90	33	—	123
Total assets	$14,346	10,535	(159)	24,722
Liabilities and Equity
Current liabilities:
Intergroup payable (receivable) (note 7)	$53	(53)	—	—
Accounts payable	571	135	—	706
Accrued liabilities	681	123	—	804
Current portion of debt (note 4)	39	1,009	—	1,048
Deferred tax liabilities	—	1,137	(159)	978
Other current liabilities	199	63	—	262
Total current liabilities	1,543	2,414	(159)	3,798
Long-term debt (note 4)	5,195	1,425	—	6,620
Deferred income tax liabilities	1,100	1,615	—	2,715
Other liabilities	222	111	—	333
Total liabilities	8,060	5,565	(159)	13,466
Equity/Attributed net assets (liabilities)	6,164	504	—	6,668
Noncontrolling interests in equity of subsidiaries	122	4,466	—	4,588
Total liabilities and equity	$14,346	10,535	(159)	24,722

STATEMENT OF OPERATIONS INFORMATION
Three months ended June 30, 2014
(unaudited)

	Attributed (note 1)
	Interactive Group	Ventures Group	Consolidated Liberty
	amounts in millions
Revenue:
Net retail sales	$2,495	—	2,495
Other revenue	—	323	323
Total revenue	2,495	323	2,818
Operating costs and expenses:
Cost of sales	1,568	—	1,568
Operating, including stock-based compensation (note 5)	219	51	270
Selling, general and administrative, including stock-based compensation (note 5)	280	167	447
Impairment of intangible assets	7	—	7
Depreciation and amortization	166	71	237
	2,240	289	2,529
Operating income (loss)	255	34	289
Other income (expense):
Interest expense	(79)	(21)	(100)
Share of earnings (losses) of affiliates, net (note 3)	7	(3)	4
Realized and unrealized gains (losses) on financial instruments, net	6	(47)	(41)
Other, net	(1)	4	3
	(67)	(67)	(134)
Earnings (loss) before income taxes	188	(33)	155
Income tax benefit (expense)	(74)	25	(49)
Net earnings (loss)	114	(8)	106
Less net earnings (loss) attributable to noncontrolling interests	9	20	29
Net earnings (loss) attributable to Liberty Interactive Corporation shareholders	$105	(28)	77

STATEMENT OF OPERATIONS INFORMATION
Three months ended June 30, 2013
(unaudited)

	Attributed (note 1)
	Interactive Group	Ventures Group	Consolidated Liberty
	amounts in millions
Revenue:
Net retail sales	$2,400	—	2,400
Other revenue	—	247	247
Total revenue	2,400	247	2,647
Operating costs and expenses:
Cost of sales	1,521	—	1,521
Operating	207	36	243
Selling, general and administrative, including stock-based compensation (note 5)	246	116	362
Depreciation and amortization	158	79	237
	2,132	231	2,363
Operating income (loss)	268	16	284
Other income (expense):
Interest expense	(70)	(20)	(90)
Share of earnings (losses) of affiliates, net (note 3)	4	3	7
Realized and unrealized gains (losses) on financial instruments, net	4	5	9
Other, net	(15)	(2)	(17)
	(77)	(14)	(91)
Earnings (loss) from continuing operations before income taxes	191	2	193
Income tax benefit (expense)	(69)	26	(43)
Net earnings (loss)	122	28	150
Less net earnings (loss) attributable to noncontrolling interests	13	17	30
Net earnings (loss) attributable to Liberty Interactive Corporation shareholders	$109	11	120

STATEMENT OF OPERATIONS INFORMATION
Six months ended June 30, 2014
(unaudited)

	Attributed (note 1)
	Interactive Group	Ventures Group	Consolidated Liberty
	amounts in millions
Revenue:
Net retail sales	$4,942	—	4,942
Other revenue	—	604	604
Total revenue	4,942	604	5,546
Operating costs and expenses:
Cost of sales	3,134	—	3,134
Operating, including stock-based compensation (note 5)	436	99	535
Selling, general and administrative, including stock-based compensation (note 5)	537	299	836
Impairment of intangible assets	7	—	7
Depreciation and amortization	329	140	469
	4,443	538	4,981
Operating income (loss)	499	66	565
Other income (expense):
Interest expense	(156)	(43)	(199)
Share of earnings (losses) of affiliates, net (note 3)	28	(26)	2
Realized and unrealized gains (losses) on financial instruments, net	7	(73)	(66)
Other, net	—	11	11
	(121)	(131)	(252)
Earnings (loss) before income taxes	378	(65)	313
Income tax benefit (expense)	(144)	47	(97)
Net earnings (loss)	234	(18)	216
Less net earnings (loss) attributable to noncontrolling interests	19	38	57
Net earnings (loss) attributable to Liberty Interactive Corporation shareholders	$215	(56)	159

STATEMENT OF OPERATIONS INFORMATION
Six months ended June 30, 2013
(unaudited)

	Attributed (note 1)
	Interactive Group	Ventures Group	Consolidated Liberty
	amounts in millions
Revenue:
Net retail sales	$4,834	—	4,834
Other revenue	—	477	477
Total revenue	4,834	477	5,311
Operating costs and expenses:
Cost of sales	3,074	—	3,074
Operating	415	72	487
Selling, general and administrative, including stock-based compensation (note 5)	506	222	728
Depreciation and amortization	311	156	467
	4,306	450	4,756
Operating income (loss)	528	27	555
Other income (expense):
Interest expense	(154)	(47)	(201)
Share of earnings (losses) of affiliates, net (note 3)	20	(24)	(4)
Realized and unrealized gains (losses) on financial instruments, net	17	(81)	(64)
Other, net	(55)	—	(55)
	(172)	(152)	(324)
Earnings (loss) before income taxes	356	(125)	231
Income tax benefit (expense)	(127)	99	(28)
Net earnings (loss)	229	(26)	203
Less net earnings (loss) attributable to noncontrolling interests	25	31	56
Net earnings (loss) attributable to Liberty Interactive Corporation shareholders	$204	(57)	147

STATEMENT OF CASH FLOWS INFORMATION
Six months ended June 30, 2014
(unaudited)

	Attributed (note 1)
	Interactive Group	Ventures Group	Consolidated Liberty
	amounts in millions
Cash flows from operating activities:
Net earnings (loss)	$234	(18)	216
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	329	140	469
Stock-based compensation	48	37	85
Cash payments for stock based compensation	(5)	(1)	(6)
Excess tax benefit from stock-based compensation	(9)	(15)	(24)
Share of losses (earnings) of affiliates, net	(28)	26	(2)
Cash receipts from return on equity investments	10	10	20
Realized and unrealized gains (losses) on financial instruments, net	(7)	73	66
Impairment of intangible assets	7	—	7
Deferred income tax (benefit) expense	(101)	(1)	(102)
Other, net	5	2	7
Intergroup tax allocation	105	(105)	—
Intergroup tax payment	(276)	276	—
Changes in operating assets and liabilities
Current and other assets	308	(65)	243
Payables and other current liabilities	(50)	158	108
Net cash provided (used) by operating activities	570	517	1,087
Cash flows from investing activities:
Cash proceeds from dispositions	—	25	25
Investments in and loans to cost and equity investees	(2)	(29)	(31)
Capital expended for property and equipment	(87)	(42)	(129)
Purchases of short-term and other marketable securities	(38)	(438)	(476)
Sales of short term and other marketable securities	27	614	641
Acquisitions, net of cash acquired	—	(152)	(152)
Other investing activities, net	(10)	15	5
Net cash provided (used) by investing activities	(110)	(7)	(117)
Cash flows from financing activities:
Borrowings of debt	1,895	5	1,900
Repayments of debt	(1,739)	(25)	(1,764)
Intergroup receipts (payments), net	2	(2)	—
Repurchases of Liberty common stock	(478)	—	(478)
Minimum withholding taxes on net settlements of stock-based compensation	(14)	(23)	(37)
Excess tax benefit from stock-based compensation	9	15	24
Other financing activities, net	(36)	—	(36)
Net cash provided (used) by financing activities	(361)	(30)	(391)
Effect of foreign currency rates on cash	(5)	3	(2)
Net increase (decrease) in cash and cash equivalents	94	483	577
Cash and cash equivalents at beginning of period	598	658	1,256
Cash and cash equivalents at end period	$692	1,141	1,833

STATEMENT OF CASH FLOWS INFORMATION
Six months ended June 30, 2013
(unaudited)

	Attributed (note 1)
	Interactive Group	Ventures Group	Consolidated Liberty
	amounts in millions
Cash flows from operating activities:
Net earnings (loss)	$229	(26)	203
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	311	156	467
Stock-based compensation	53	33	86
Cash payments for stock based compensation	(4)	(1)	(5)
Excess tax benefits on stock-based compensation	(7)	(5)	(12)
Share of losses (earnings) of affiliates, net	(20)	24	4
Cash receipts from return on equity investments	7	8	15
Realized and unrealized gains (losses) on financial instruments, net	(17)	81	64
(Gains) losses on transactions, net	1	1	2
Deferred income tax (benefit) expense	(86)	(181)	(267)
Other, net	6	8	14
Intergroup tax allocation	(33)	33	—
Intergroup tax receipts (payments)	94	(94)	—
Changes in operating assets and liabilities
Current and other assets	324	(74)	250
Payables and other current liabilities	(476)	102	(374)
Net cash provided (used) by operating activities	382	65	447
Cash flows from investing activities:
Cash proceeds from dispositions	—	1,136	1,136
Investments in and loans to cost and equity investees	—	(51)	(51)
Capital expended for property and equipment	(111)	(25)	(136)
Purchases of short-term and other marketable securities	—	(1,116)	(1,116)
Sales of short term and other marketable securities	2	442	444
Acquisitions, net of cash acquired	—	(32)	(32)
Other investing activities, net	(7)	(3)	(10)
Net cash provided (used) by investing activities	(116)	351	235
Cash flows from financing activities:
Borrowings of debt	2,246	848	3,094
Repayments of debt	(2,055)	(2,342)	(4,397)
Shares repurchased by subsidiary	—	(42)	(42)
Shares issued by subsidiary	—	19	19
Intergroup receipts (payments), net	2	(2)	—
Repurchases of Liberty common stock	(499)	—	(499)
Excess tax benefit from stock-based compensation	7	5	12
Minimum withholding taxes on net settlements of share-based compensation	(7)	(6)	(13)
Other financing activities, net	(39)	—	(39)
Net cash provided (used) by financing activities	(345)	(1,520)	(1,865)
Effect of foreign currency rates on cash	(29)	—	(29)
Net increase (decrease) in cash and cash equivalents	(108)	(1,104)	(1,212)
Cash and cash equivalents at beginning of period	699	1,961	2,660
Cash and cash equivalents at end period	$591	857	1,448

Notes to Attributed Financial Information
(unaudited)

(1)
The Interactive Group is comprised of our consolidated subsidiaries QVC, Inc., Provide Commerce, Inc., Backcountry.com, Inc., Bodybuilding.com, LLC, BuySeasons, Evite and CommerceHub and our interest in HSN, Inc. Accordingly, the accompanying attributed financial information for the Interactive Group includes the foregoing investments, as well as the assets, liabilities, revenue, expenses and cash flows of those consolidated subsidiaries. We have also attributed certain of our debt obligations (and related interest expense) to the Interactive Group based upon a number of factors, including the cash flow available to the Interactive Group and its ability to pay debt service and our assessment of the optimal capitalization for the Interactive Group. The specific debt obligations attributed to each of the Interactive Group and the Ventures Group are described in note 4 below. In addition, we have allocated certain corporate general and administrative expenses among the Interactive Group and the Ventures Group as described in note 5 below.

The Interactive Group focuses on video and on-line commerce businesses. Accordingly, we expect that businesses that we may acquire in the future that we believe are complementary to this strategy will also be attributed to the Interactive Group.

The Ventures Group consists of all of our businesses not included in the Interactive Group including our consolidated subsidiary TripAdvisor, Inc. and our interests in equity method investments of Expedia, Inc., Interval Leisure Group, Inc. and Tree.com, Inc. and available-for-sale securities Time Warner Inc. and Time Warner Cable Inc. Accordingly, the accompanying attributed financial information for the Ventures Group includes these investments. In addition, we have attributed to the Ventures Group all of our senior exchangeable debentures (and related interest expense). See note 4 below for the debt obligations attributed to the Ventures Group.

Any businesses that we may acquire in the future that we do not attribute to the Interactive Group will be attributed to the Ventures Group.

(2)	Investments in available-for-sale securities, including non-strategic securities, and other cost investments are summarized as follows:

	June 30, 2014	December 31, 2013
	amounts in millions
Interactive Group
Other	$4	4
Total Interactive Group	4	4
Ventures Group
Time Warner Inc.	308	306
Time Warner Cable Inc.	805	741
TripAdvisor AFS securities	83	188
Other	75	262
Total Ventures Group	1,271	1,497
Consolidated Liberty	$1,275	1,501

(3)	The following table presents information regarding certain equity method investments:

				Share of earnings (losses)
	June 30, 2014			Three months ended June 30,		Six months ended June 30,
	Percentage ownership	Carrying value	Market value
				2014	2013	2014	2013
	dollar amounts in millions
Interactive Group
HSN, Inc.	38%	$313	1,186	9	11	31	31
Other	various	50	NA	(2)	(7)	(3)	(11)
Total Interactive Group		363		7	4	28	20
Ventures Group
Expedia, Inc.	18%	476	1,818	10	10	4	(10)
Other	various	397	NA	(13)	(7)	(30)	(14)
Total Ventures Group		873		(3)	3	(26)	(24)
Consolidated Liberty		$1,236		4	7	2	(4)

(4)	Debt attributed to the Interactive Group and the Ventures Group is comprised of the following:

	June 30, 2014
	Outstanding principal	Carrying value
	amounts in millions
Interactive Group
8.5% Senior Debentures due 2029	$287	285
8.25% Senior Debentures due 2030	504	501
1% Exchangeable Senior Debentures due 2043	400	416
QVC 7.5% Senior Secured Notes due 2019	769	761
QVC 3.125% Senior Secured Notes due 2019	400	399
QVC 7.375% Senior Secured Notes due 2020	500	500
QVC 5.125% Senior Secured Notes due 2022	500	500
QVC 4.375% Senior Secured Notes due 2023	750	750
QVC 4.850% Senior Secured Notes due 2024	600	600
QVC 5.95% Senior Secured Notes due 2043	300	300
QVC Bank Credit Facilities	65	65
Other subsidiary debt	157	157
Total Interactive Group debt	5,232	5,234
Ventures Group
4% Exchangeable Senior Debentures due 2029	439	307
3.75% Exchangeable Senior Debentures due 2030	438	294
3.5% Exchangeable Senior Debentures due 2031	359	335
0.75% Exchangeable Senior Debentures due 2043	850	1,145
TripAdvisor Debt Facilities	353	353
Total Ventures Group debt	2,439	2,434
Total consolidated Liberty debt	$7,671	7,668
Less current maturities		(1,048)
Total long-term debt		$6,620

(5)
Cash compensation expense for our corporate employees will be allocated between the Interactive Group and the Ventures Group based on the estimated percentage of time spent providing services for each group. On a semi-annual basis, estimated time spent will be determined through an interview process and a review of personnel duties unless transactions significantly change the composition of companies and investments in either respective group, which would require a more timely reevaluation of estimated time spent. Other general and administrative expenses will be charged directly to the groups whenever possible and are otherwise allocated based on estimated usage or some other reasonably determined methodology. Amounts allocated from the Interactive Group to the Ventures Group were determined to be$4 million and $7 million for the three months ended June 30, 2014 and 2013, respectively, and $6 million and $10 million for the six months ended June 30, 2014 and 2013, respectively. We note that stock compensation related to each tracking stock group is determined based on actual options outstanding for each respective tracking stock group.

While we believe that this allocation method is reasonable and fair to each group, we may elect to change the allocation methodology or percentages used to allocate general and administrative expenses in the future.

(6)
The Liberty Interactive common stock and the Liberty Ventures common stock have voting and conversion rights under our restated charter. Following is a summary of those rights. Holders of Series A common stock of each group are entitled to one vote per share, and holders of Series B common stock of each group are entitled to ten votes per share. Holders of Series C common stock of each group, if issued, are entitled to 1/100th of a vote per share in certain limited cases and will otherwise not be entitled to vote. In general, holders of Series A and Series B common stock will vote as a single class. In certain limited circumstances, the board may elect to seek the approval of the holders of only Series A and Series B Liberty Interactive common stock or the approval of the holders of only Series A and Series B Liberty Ventures common stock.

At the option of the holder, each share of Series B common stock will be convertible into one share of Series A common stock of the same group. At the discretion of our board, the common stock related to one group may be converted into common stock of the same series that is related to the other group.

(7)	The intergroup payable (receivable) is primarily attributable to an allocation of intergroup income taxes payable from the Interactive Group to the Ventures Group.